EXHIBIT 99.1

News Release

Contact: Investor Relations
Phone: (713) 324-4755
Email: xjtinvestor@expressjet.com

SALVATORE J. BADALAMENTI ELECTED TO EXPRESSJET BOARD

            HOUSTON, October 16, 2006 -- ExpressJet Holdings (NYSE: XJT) today announced the election of Salvatore J. Badalamenti to the company’s Board of Directors.  Mr. Badalamenti was elected by the other members of the company's Board.

            Mr. Badalamenti is the founder and President of Churchill Asset Management, LLC, a real estate investment and development company.  He served in a number of positions with Kohlberg Kravis Roberts & Co. from 1985 to 1999, most recently as Chief Financial Officer.

            ExpressJet Holdings has strategic investments in the air transportation sector, including ExpressJet Airlines, Inc. and ExpressJet Services, LLC.  ExpressJet Airlines operates a fleet of Embraer regional jets as Continental Express to 152 destinations in the United States, Canada, Mexico, Central America and the Caribbean, and provides third-party training through its Training Services division.  ExpressJet Services, LLC provides third-party repair services.  The company is the sole stockholder of these subsidiaries and also invests in other entities that permit it to leverage the management experience, efficiencies and economies of scale present in its subsidiaries.  For more information, visit expressjet.com.

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